NONQUALIFIED STOCK OPTION AGREEMENT
                                  				  under the
                   		   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                  				      of
                            			   ARROW ELECTRONICS, INC.



Date of Grant:

Option for 15,000 Shares


		THIS AGREEMENT, dated as of __________________, between ARROW ELECTRONICS, INC. (the "Company") and ________________ (the
"Optionee") is entered into under the terms of the Arrow
Electronics, Inc. Non-Employee Directors Stock Option Plan (the
"Plan") and shall be construed in accordance with the provisions of the Plan (which are incorporated herein by reference). The terms of the Plan shall govern in the event of any inconsistency with the terms of this Option Agreement. Except as otherwise expressly set forth herein, the capitalized terms used in this Option Agreement shall have the meanings set forth in the Plan.

		1. Grant of Option. The Company hereby grants to Optionee the option (the "Option") to purchase from the Company, all or any part of an aggregate of 15,000 shares of common stock, par value $1.00 per share, of the Company ("Shares"), at the purchase price of $32.25 per share (the "Exercise Price").

		2.  Terms and Conditions of the Option.

		(a) Expiration Date. The Option will terminate and expire, to the extent not previously exercised, on the tenth
(10th) anniversary of the Date of Grant (the "Expiration Date"), or at such earlier time as may be specified herein.

		(b) Exercise of Option. The Option shall become exercisable with respect to 25% of the Shares subject thereto effective as of each of the first, second, third, and fourth anniversaries of the grant date; provided, that the Optionee continues to serve on the Board as of such dates.
Notwithstanding the foregoing, the Option shall become fully (100%) exercisable in the event of the Optionee's Retirement, Disability, Qualifying Termination or death, or upon the earlier occurrence of a Corporate Event, as provided under the Plan

		(c) Manner of Exercise. The Option may be exercised in whole or in part from time to time during the applicable exercise period by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise must be accompanied by payment in full of the purchase price either by cash or check or (if permitted by the Company) in Shares owned by the Optionee having a Fair Market Value at the date of exercise equal to such purchase price, or in a combination of the foregoing.

		3. Non-Transferability. The Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee.

		4. Effect of Termination of Board Service. The exercise periods that apply to the Option upon termination of the Optionee's service on the Board are set forth below.

		(a) If the Optionee's service on the Board terminates for any reason other than Cause, Retirement, Disability or death, the Optionee may for a period of ninety (90) days after such termination exercise the Option to the extent, and only to the extent, that the Option or portion thereof has become vested and exercisable, after which time the Option shall automatically terminate in full.

		(b) If the Optionee's service on the Board terminates for Cause, the Option shall immediately terminate in full and no rights thereunder may be exercised.

		(c) If the Optionee's service on the Board terminates by reason of the Optionee's Retirement or Disability, the Optionee may, for a period of one (1) year after such termination, exercise the Option in part or in full, after which time the Option shall automatically terminate in full, subject to paragraph (d) immediately below.

		(d) In the event of the death of the Optionee (i) while serving on the Board, (ii) within the three-month period following the Optionee's termination of service on the Board for any reason other than Cause, Retirement, Disability or death or
(iii) within the one-year period following the Optionee's termination of service on the Board by reason of Retirement or Disability, the Option shall be exercisable (to the extent, and only to the extent, provided under the terms of Section 3.3 of the Plan) by the executors, administrators, legatees or distributees of the Optionee's estate, as the case may be, for a period of one (1) year after the Optionee's death.

		(e) For purposes of this Section 4, the Optionee shall not be deemed to have terminated service on the Board during any period the Optionee continues to serve as an honorary or emeritus
Board member.

		5. Certain Adjustments. In the event of a change in the capital of the Company (as described in Section 3.6 of the Plan) if the Board shall determine, in its sole discretion, that such change equitably requires such an adjustment, appropriate adjustment shall be made with respect to the number or kind of shares subject to the Option or the Exercise Price or repurchase price applicable with respect to the Option, all in accordance with Section 3.6 of the Plan.

		6. Corporate Event. Upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company and its Subsidiaries in which the acquiring entity does not substitute a new and equivalent option for the Option, or a merger or consolidation in which the Company is not to be the surviving corporation and the surviving corporation does not substitute a new and equivalent option for the Option (a
"Corporate Event"), the Optionee shall be given at least ten days prior written notice of the occurrence of such event, the Option shall become fully exercisable, and the Optionee may exercise the Option, in whole or in part, prior to or simultaneously with such event. To the extent the Option is not exercised prior to the occurrence of any such event, the Option shall terminate upon such event.

		7. Securities Law Compliance. The Company shall not be required to issue or deliver any certificate for any Shares purchased hereunder prior to compliance with applicable federal and state laws and regulations with respect to the issuance, registration, listing or sale of such Shares.

		8. Amendments or Discontinuance. Subject to the terms of the Plan, the Plan and the Option may be amended by the Board from time to time, provided that no amendment of the Plan or the Option shall adversely affect the Option without the consent of the Optionee.

		9.  Miscellaneous; Governing Law.

		(a) The Option and this Option Agreement shall be construed, administered and governed in all respects under and by the internal laws of the State of New York (and not its choice of law provisions).

		(b) Neither the grant of the Option nor any provision of this Option Agreement shall confer any right on the Optionee to remain a director of the Company


		IN WITNESS WHEREOF, this Option Agreement is executed as of the date first written above.

                                          					ARROW ELECTRONICS, INC.



                                    					      By:   SAMPLE FORM
                                            						    --------------------
		                                             Name:   Robert E. Klatell
                                      					    Title:  Executive Vice President


		The undersigned Optionee hereby accepts the foregoing Option and Option Agreement and undertakings on the part of the Optionee contained herein and in the Plan, and agrees to all of the terms and conditions this Option Agreement and the Plan.


DATED:  _______________, 19 ___ ______________________________
							Optionee